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                                                                 EXHIBIT 23.1



                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Quidel Corporation General Nonstatutory Stock Option Plan of our report dated May 9, 1997, except for Note 10, as to which the date is June 13, 1997, with respect to the consolidated financial statements of Quidel Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

                                         ERNST & YOUNG LLP


San Diego, California
September 10, 1997




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